GAUCHO GROUP HOLDINGS, INC.


ALGODON

Dear Stockholders,

We are pleased to share with you this update on the recent activities and developments at Gaucho Group Holdings, Inc. Our commitment to excellence and innovation continues to guide our endeavors as we navigate the dynamic landscape of the Argentine real estate and luxury lifestyle sectors.

Our investment perspective remains robust, particularly with regard to the real estate market in Argentina. We believe in the resilience and potential of this market, especially in light of recent economic developments within the country. The commendation from U.S. Treasury Secretary Janet Yellen and the new dollarization initiative by President Milei underscore a promising shift towards fiscal sustainability. These changes, coupled with Argentina's first monthly budget surplus in nearly a decade announced a few months ago, and ongoing efforts toward economic stabilization, suggest a strengthening foundation for both the banking and real estate sectors.

Furthermore, we anticipate a potential binary event on the horizon that could markedly enhance Argentina's real estate values: It's a little-known fact that the Argentine real estate market is predominantly non-leveraged, a unique characteristic that has historically shaped its valuation dynamics. The introduction of leverage—providing the ability for buyers to finance their purchases with borrowed funds—could catalyze a significant boom in real estate values. This would be a credit to President Milei, who is pushing to take Argentina away from the peso and use the USD as its currency. This adoption of the USD could pave the way for banks to resume their lending activities. Currently, the volatility and consistent devaluation of the peso deter banks from lending, as repayments made in a depreciating currency erode the value of the returned capital. A shift to using the USD could stabilize the lending environment by offering a more reliable and sustainable currency for financial transactions. This potential shift presents an unprecedented opportunity for growth and investment, underscoring the untapped potential of the market and positioning our real estate assets for considerable appreciation.

Adding to our strategic outlook, Gaucho Holdings has successfully sold approximately 15% of the total lots at Algodon Wine Estates, leaving over 450 lots available for purchase in future development phases. The Company projects that the sale of these remaining lots could generate significant revenue in the coming years. In addition, potential interest income from the Company's self-financing options offered to buyers could further enhance our financial results.

Algodon Wine Estates – Real Estate

We recently celebrated the launch of the new Algodon Wine Estates website, a cornerstone of our strategy to harmonize our real estate and hospitality offerings. This redesigned platform enables a seamless experience for those interested in luxury real estate and resort living, marrying the convenience of exploring exquisite homesites with the option to book stays at our acclaimed resort.


ALGODON
LUXURY HOMES, HOSPITALITY & FINE WINES
ALGODON
A WINE, WELLNESS & CULINARY
LIFESTYLE COMMUNITY



CASA GAUCHO @ ALGODON WINE ESTATES

In parallel with the website launch, we introduced our vineyard home rental program. This initiative represents a pivotal enhancement to our value proposition for real estate owners and aligns with our vision of offering distinctive luxury experiences. The program allows Algodon Wine Estates' **private homeowners to list their luxury vineyard homes for rent through the estate's resort hospitality portal**, enabling both short and long-term stays. This innovative program not only enhances the allure of owning a luxury vineyard home at Algodon Wine Estates but also introduces a new avenue for revenue. By taking a commission from the rental income, Algodon stands to gain financially, supporting our continued efforts to deliver exceptional value and experiences.

Equally important, this program appeals to a broader spectrum of potential homeowners, especially those residing in the United States for significant parts of the year. Understanding the importance of

flexibility and security, homeowners have the convenience of renting out their properties through Algodon's trusted booking engine. This arrangement offers peace of mind, knowing that their homes are being marketed and managed by a team with years of experience in the luxury resort and hospitality industry.







CASA GAUCHO @ ALGODON WINE ESTATES

Our commitment to excellence extends to how we manage rentals, setting us apart from third-party platforms like Airbnb. The direct involvement of our on-site team ensures that all aspects of the rental experience align with the high standards of service and care synonymous with Algodon. Homeowners appreciate the reassurance that comes from partnering with a trusted entity, one that is deeply integrated into the daily operations and community of Algodon Wine Estates.

This initiative not only bolsters the value proposition for current and prospective homeowners but also reaffirms our position as a leader in luxury real estate and resort living, offering unparalleled experiences in Argentina's wine country.

Furthermore, we are excited to hint at the forthcoming introduction of our **Turnkey Home Program**. With this initiative, we expect to soon announce Algodon's offering of luxurious, move-in-ready homes that epitomize the quality and elegance synonymous with the Algodon brand. Designed to capture the majestic beauty of the wine country and surrounding landscapes, these homes promise to deliver unparalleled living experiences in gorgeous wine country. Stay tuned.

In addition to these endeavors, we are excited to share a glimpse into the future of Algodon's Phase 2, meticulously imagined by our talented team of architects and designers, including EDSA, Azcona & Vega Arquitectos, and Hugo Mur. Dubbed "**The Algodon Village**," this ambitious expansion is set to redefine luxury living. Envisioned to

harmoniously blend with the natural beauty of the estate, the design features an array of Luxury Villas, a Clubhouse for gatherings, a World-Class Spa for unparalleled relaxation, and a state-of-the-art Fitness Center. Not just a residence, but a lifestyle, The Algodon Village will also boast fragrant Lavender Fields, a array of Shops and Businesses, and even a quaint Town Square, creating a self-sustaining community that embodies the essence of luxury and tranquility.





"THE ALGODON VILLAGE"

To truly capture the spirit and vision of The Algodon Village, we invite you to experience a 3D video walkthrough, thoroughly crafted to transport you into the heart of our vision. This visual journey will provide you with a first-hand look at the elegance and innovative design that define our next phase of development. **Please click our channel's YouTube button below** to experience the vision of Algodon Village.

Algodon Fine Wines

The 2024 harvest at Algodon Fine Wines is shaping up to be exceptional, thanks in large part to the dedication and expertise of our Agronomical Engineer, Jorge "Coco" Arenas, and his right-hand assistant and farming supervisor, Marcelo Hernandez. Coco and Marcelo have been instrumental in cultivating our pristine vines, investing tireless hours into ensuring that every aspect of our vineyard operations meets the highest standards of quality. Their meticulous approach and commitment to excellence are foundational to our ability to produce wines that are not only reflective of our terroir but also stand as a testament to the passion and expertise that define the Algodon Fine Wines legacy.

Our esteemed winemaker, Mauro Nosenzo, has shared that the quality of the grapes is excellent, with optimal ripening conditions that are conducive to producing quality wines. Mauro's expertise and dedication are instrumental in guiding this year's harvest into exceptional vintages that continues our tradition of excellence in winemaking.







ALGODON WINE ESTATES 2024 HARVEST

We are also thrilled to tease the upcoming additions to our wine portfolio, which we anticipate soon being available in the United States. Our collection will include two new sparkling wines, a distinctive **"Two Vineyard" Chardonnay-Pinot Noir** blend, and our **Winemaker's Selection**, meticulously crafted by Mauro Nosenzo. Each of these selections embodies the unique terroir and innovative spirit of Algodon Fine Wines, showcasing our commitment to producing wines that captivate and delight.


1940
WINEMAKER'S SELECTION
RED BLEND


ALGODON
CHARDONNAY
ALGODON
ALGODON
ALGODON


ALGODON
FINE WINES
SAN RAFAEL, MENDOZA
MEET YOUR NEW CRUSH:
2022
CHARDONNAY
PINOT NOIR ROSÉ
EXCLUSIVE SNEAK PEEK!
Be the first to experience this magical
Argentinean Rosé by Algodon.
Your taste buds will thank you.
COMING SOON.
ALGODON
2022

Moreover, we are excited to announce the introduction of **our newest wine, a crisp and delicious Rosé**. This addition to our lineup is the result of meticulous cultivation and winemaking processes, designed to capture the essence of our vineyards in a refreshingly elegant wine. We are eager to bring this rosé stateside later this year, confident that it will become a much loved choice among our discerning clientele.

Algodon Extra Virgin Olive Oil

I was recently moved by the rich traditions of Tuscan olive oil, and with that inspiration we set out to create an Extra Virgin Olive Oil (EVOO)

that stands apart in the global marketplace. The result is nothing short of spectacular, yielding one of the finest olive oils we have ever had the privilege to taste. This new Algodon Extra Virgin Olive Oil is crafted with a clear mission: to transcend the ordinary uses of cooking oil and introduce a flavor profile that shines on its own—perfect for enhancing salads, dipping bread, and enriching a myriad of culinary experiences. Its robust flavor, characterized by a pronounced hint of pepper and spice on the far back palate, promises a memorable taste sensation.


ALGODON
FINE WINES
SAN RAFAEL, MENDOZA
ACEITE DE OLIVA
PROMOCIÓN LANZAMIENTO 40% OFF
ALGODON
ACEITE DE OLIVA VIRGEN EXTRA
+54 9 2604 01-8689
Vendedor autorizado
¡40% DE DESCUENTO!

The creation of this exceptional blend owes much to the skill and dedication of our Agronomical Engineer, Coco, who has truly outdone himself. By carefully selecting the finest blend of our varieties of olives —Pendolino, Arauco, Empeltre, and Arbequina—Coco has crafted an

olive oil that captures the essence of these distinguished cultivars. His attention to the timing of the harvest has been crucial in achieving the unique taste profile and spice notes that set our EVOO apart.

Looking ahead, we are excited about the potential to introduce this artisanal Algodon EVOO to the United States in 2024. This endeavor represents an exciting new avenue for growth and revenue, allowing us to share our passion for premium olive oil with a wider audience. With its unparalleled quality and distinctive flavor, we believe our Algodon Extra Virgin Olive Oil has the potential to make a significant impact on the global stage.


ARBEQUINA

ARAUJO

EMPELTRE

PENDOLINO

Championship Tennis

We're excited to share the recent success of the "Algodon Bonarda Classic," a tennis tournament that drew dozens of local players to Algodon Wine Estates. This event not only showcased our excellent tennis facilities but also significantly boosted local engagement and support for our amenities.







Following the tournament's success, we're planning more matches on our grass courts, aiming to continue this positive momentum. The event also brought a lively crowd to our restaurant, Chez Gaston, which was bustling with guests enjoying our food and wine throughout the day. This initiative proved to be a fantastic way to reconnect with the San Rafael community and showcase Algodon's offerings.

For highlights from the tournament, we invite you to **watch a short video on our YouTube channel**. Pleas click below.


YouTube
VIEW
ON OUR
CHANNEL
ALGODON
Life!

Algodon Mansion

We're pleased to share that the refurbishment of the rooftop lounge pool at Algodon Mansion is now complete. This enhancement project focused on modernizing the space while preserving the tranquil and elegant atmosphere our guests cherish. The updated rooftop lounge provides a refreshed setting for relaxation and enjoyment, reflecting our ongoing commitment to quality and guest satisfaction at our Buenos Aires luxury boutique hotel.







ALGODON MANSION, BUENOS AIRES

Maison Gaucho by Gaucho - Buenos Aires

Looking ahead, we are excited about the upcoming launch of Maison Gaucho, our luxury heritage line. Representing the pinnacle of Argentine luxury fashion, Maison Gaucho is set to redefine style with its unique, handmade pieces. This line reflects our dedication to innovation and quality in the luxury lifestyle space.



MAISON GAUCHO BY GAUCHO - BUENOS AIRES

In Summary

As we move forward, we remain committed to our mission of offering exceptional value and experiences to our shareholders, customers, and guests. Our progress is a testament to the hard work and dedication of our team, and we are grateful for your continued support and belief in our vision.

We thank you for your ongoing commitment to Gaucho Group Holdings, Inc. and look forward to sharing our future successes with you.

Sincerely,



Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this anouncement includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO
GROUP
HOLDINGS, INC.
(NASDAQ:VINO)

112 NE 41st Street, Suite #106 Miami, FL 33137